EXHIBIT 23.1

                          ARTHUR ANDERSEN LLP
               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 7, 1996, included in Consumers Water Company's Annual Report Form 10-K for the year ended December 31, 1995 and
August 15, 1996 included in Consumers Water Company Employees 401(k) Savings Plan and Trust's Form 11-K for the year ended Deember 31, 1995, and to all references to our Firm included in or made part of this Registration Statement.

/s/ Arthur Andersen LLP


Boston Massachusetts,
January 15, 1997